Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE

OFFICER PURSUANT TO 18 U.S.C. SECTION

1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Wheeler, Chief Executive Officer, in connection with the annual report of Greenbacker Renewable Energy Company LLC (the “company”) on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “annual report”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: March 13, 2020

/s/ Charles Wheeler
Charles Wheeler
Chief Executive Officer and Director
(Principal Executive Officer)
Greenbacker Renewable Energy Company LLC